EXHIBIT 1 TO SCHEDULE 13G

      The undersigned hereby agree that the Schedule 13G, as amended, to which this is an Exhibit is filed on behalf of each of them.

Date:  May 10, 2005



/S/ KEITH S. LANE-ZUCKER
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Keith S. Lane-Zucker


UNDERHILL PARTNERS, L.P.

By UNDERHILL CAPITAL, L.L.C., as General Partner


By: /S/ KEITH S. LANE-ZUCKER
    ------------------------------
    Keith S. Lane-Zucker
    Member


UNDERHILL CAPITAL, L.L.C.


By: /S/ KEITH S. LANE-ZUCKER
    ------------------------------
    Keith S. Lane-Zucker
    Member